As filed with the Securities and Exchange Commission on March 10, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathryn M. Stalmack, Esq.
Senior Vice President, Secretary and General Counsel
BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott M. Zimmerman, Esq.
Dechert LLP
1095 6th Ave
New York, NY 10036
(212) 698 3613 (phone)
(212) 698 3599 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock	7,093,750	$1.98	$14,045,625	$1,627.89

(1)	As part of the transaction consideration for the acquisition of HS Infusion Holdings, Inc. (“Home Solutions”), a subsidiary of Home Solutions, which is also the Selling Stockholder offering the shares of Common Stock of BioScrip, Inc. (the “Company”) registered pursuant to this registration statement, received contingent equity securities of the Company, in the form of restricted stock units (“RSUs”), issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Depending on the achievement of certain earn-out conditions, the Selling Stockholder may become entitled to be issued shares of Common Stock underlying the Tranche A and Tranche B RSUs. The number of shares of Common Stock underlying the Tranche A and Tranche B RSUs is 3,093,750 and 4,000,000, respectively.
(2)	The 7,093,750 shares of Common Stock registered pursuant to this registration statement are to be offered by the Selling Stockholder named herein or its transferees, donees, pledgees or other successors-in-interest. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). The shares being registered hereunder include such indeterminate number of shares of the Common Stock of the Company as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Company’s Common Stock, as reported on the NASDAQ Global Market, on March 9, 2017, a date within five business days prior to the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2017

BioScrip, Inc.

Common Stock
Up to 7,093,750 Shares of Common Stock
Offered by the Selling Stockholder

This prospectus relates to the offer and sale from time to time by the Selling Stockholder (as defined herein) of up to 7,093,750 shares of the Common Stock, par value $0.0001 per share (the “Common Stock”), of BioScrip, Inc. (the “Company”). We are registering the resale of the shares of Common Stock as required by the Asset Purchase Agreement, dated as of June 11, 2016 (as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, the Second Amendment to the Asset Purchase Agreement, dated September 2, 2016, and the Third Amendment to the Asset Purchase Agreement, dated September 9, 2016, as so amended, the “Asset Purchase Agreement”) by and among HS Infusion Holdings, Inc. (“Home Solutions”), a Delaware corporation, Home Infusion Solutions, LLC, a Delaware limited liability company and a subsidiary of Home Solutions (the “Selling Stockholder”), certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. The Selling Stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 15 for more information.

We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.

The Selling Stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the Selling Stockholder against certain liabilities. To our knowledge, as of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Our Common Stock is traded on the NASDAQ Global Market under the symbol “BIOS.” On March 9, 2017, the last reported sale price of our Common Stock was $1.99 per share.

Our Common Stock may be offered directly by the Selling Stockholder, through agents designated from time to time by the Selling Stockholder, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our Common Stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our Common Stock may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of the Common Stock.

Investing in our Common Stock involves significant risks. See “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock being offered hereby or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The Selling Stockholder is offering to sell Common Stock only in jurisdictions where offers and sales are permitted. Each time the Selling Stockholder sells the Common Stock, we will provide a prospectus supplement and a pricing supplement containing specific information about the terms of the Common Stock being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the Common Stock. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. The Selling Stockholder is not making offers to sell Common Stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of the Common Stock.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “BioScrip,” the “Company,” “we,” “us,” “our” or similar references mean BioScrip, Inc. and its subsidiaries on a consolidated basis.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at www.bioscrip.com, which can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the SEC but have not included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 7, 2017.
•	The portions of our 2017 Definitive Proxy Statement on Schedule 14A to be filed with the SEC that are incorporated by reference into Part III of our 10-K for the year ended December 31, 2016.
•	The description of our Common Stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009, and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the Common Stock covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. Specifically, this prospectus contains, among other things, forward-looking statements about:

•	our ability to successfully integrate the HS Infusion Holdings, Inc. (“Home Solutions”) business into our existing businesses;
•	our ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in our senior secured credit facility and other debt agreements;
•	our high level of indebtedness;
•	our expectations regarding financial condition or results of operations in future periods;
•	our future sources of, and needs for, liquidity and capital resources;
•	our expectations regarding economic and business conditions;
•	our expectations regarding legislative and regulatory changes impacting the level of reimbursement received from the Medicare and state Medicaid programs;
•	periodic reviews and billing audits from governmental and private payors;
•	our expectations regarding the size and growth of the market for our products and services;
•	our business strategies and our ability to grow our business;
•	the implementation or interpretation of current or future regulations and legislation, particularly governmental oversight of our business;
•	our expectations regarding the outcome of litigation;
•	our ability to maintain contracts and relationships with our customers;
•	our ability to avoid delays in payment from our customers;
•	sales and marketing efforts;
•	status of material contractual arrangements, including the negotiation or re-negotiation of such arrangements;
•	future capital expenditures;
•	our ability to hire and retain key employees;
•	our ability to execute our acquisition and growth strategy;
•	our ability to successfully integrate businesses we may acquire.

You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among other things:

•	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, home infusion providers;
•	our ability to comply with debt covenants in our senior secured credit facility and unsecured notes indenture;

•	risks associated with our issuance of preferred stock and warrants to certain investors (the “PIPE Investors”);
•	risks associated with the exchanges of the preferred Stock issued to the PIPE Investors;
•	risks associated with the underwritten public offering of our common stock completed on June 22, 2016;
•	risks associated with the retention or transition of executive officers and key employees during integration of the Home Solutions business;
•	our expectation regarding the interim and ultimate outcome of commercial disputes, including litigation;
•	unfavorable economic and market conditions;
•	disruptions in supplies and services resulting from force majeure events such as war, strike, riot, crime, or “acts of God” such as hurricanes, flooding, blizzards or earthquakes;
•	reductions in federal and state reimbursement for our products and services;
•	delays or suspensions of Federal and state payments for services provided;
•	efforts to reduce healthcare costs and alter health care financing;
•	effects of the 21st Century Cures Act, the Patient Protection and Affordable Care Act (“PPACA”) and the Health Care and Education Reconciliation Act of 2010, which amended PPACA, and the related accountable care organizations;
•	existence of complex laws and regulations relating to our business;
•	availability of financing sources;
•	declines and other changes in revenue due to the expiration of short-term contracts;
•	network lockouts and decisions to in-source by health insurers including lockouts with respect to acquired entities;
•	unforeseen contract terminations;
•	difficulties in the implementation and ongoing evolution of our operating systems;
•	difficulties with the implementation of our growth strategy and integrating businesses we have acquired or will acquire;
•	increases or other changes in our acquisition cost for our products;
•	increased competition from competitors having greater financial, technical, reimbursement, marketing and other resources could have the effect of reducing prices and margins;
•	disruptions in our relationship with our primary supplier of prescription products;
•	the level of our indebtedness and its effect on our ability to execute our business strategy and increased risk of default under our debt obligations;
•	introduction of new drugs, which can cause prescribers to adopt therapies for existing patients that are less profitable to us;
•	changes in industry pricing benchmarks, which could have the effect of reducing prices and margins; and
•	other risks and uncertainties described from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K.

OUR COMPANY

We are a national provider of infusion solutions. We partner with physicians, hospital systems, skilled nursing facilities, healthcare payors and pharmaceutical manufacturers to provide patients access to post-acute care services. We operate with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, we aim to provide cost-effective care that is driven by clinical excellence, customer service and values that promote positive outcomes and an enhanced quality of life for those whom we serve. We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations consisting of pharmacy benefit management services at the time. Over the years, we have expanded our service offerings to include the Infusion Services business, which is now the primary driver of our growth strategy. As of December 31, 2016, we had a total of 75 service locations in 28 states.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community-based and home-based care environment. Our core services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to our patient’s specific needs. Whether in the home, physician office, ambulatory infusion center, skilled nursing facility or other alternate sites of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, infectious diseases, cancer, multiple sclerosis, organ and blood cell transplants, bleeding disorders, immune deficiencies and heart failure.

We maintain our principal executive offices at 1600 Broadway, Suite 700, Denver, Colorado 80202. Our telephone number there is (720) 697-5200. The address of our website is www.bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Common Stock by the Selling Stockholder.

The Selling Stockholder will pay any underwriting discounts and commissions and any similar expenses it incurs in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, costs of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our Common Stock. The prospectus supplement relating to any offering of Common Stock by the Selling Stockholder will describe more specific terms of the offering of Common Stock, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated certificate of incorporation and amended and restated bylaws for additional information before you purchase any shares of our Common Stock.

General

Our certificate of incorporation provides that we may issue up to 250,000,000 shares of Common Stock, par value $0.0001 per share. As of March 3, 2017, 120,982,543 shares of Common Stock were outstanding.

Voting.  Holders of our Common Stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware, or the DGCL, relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Holders of a plurality of the shares voting are able to elect all of the directors, except for the Series C Director who is designated by a majority of the voting power of the outstanding shares of Series C convertible preferred stock.

Dividends.  Holders of Common Stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Conversion.  The shares of Common Stock are not convertible into any other series or class of securities.

Rights Upon Liquidation.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous.  The holders of our Common Stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock are, and the shares of Common Stock to be issued upon conversion of our Series A and Series C convertible preferred stock will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our preferred stock outstanding at any time.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Provisions in our amended and restated certificate of incorporation, Series A certificate of designations, Series C certificate of designations and amended and restated bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide that stockholders do not have cumulative voting rights.
•	provide that stockholders do not have the power to call a special meeting.
•	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.
•	permit the Company to issue shares of Common Stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Stockholders’ Rights Plan

We have a stockholder rights plan (the “Plan”), which is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock without the approval of the Board. The Board may, in its sole discretion, also exempt any person from triggering the Plan. The following summarizes material terms of the Plan. This description is subject to the detailed provisions of, and is qualified by reference to, the Plan which has been filed as an exhibit to our Current Report on Form 8-K filed by the Company with the SEC on August 12, 2016.

The Rights.  One Right was issued for each outstanding share of Common Stock to stockholders of record as of the close of business on August 25, 2016. One Right will also be issued together with each share of Common Stock issued after August 25, 2016 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) for a purchase price of $14.00 (the “Purchase Price”). If issued, each fractional share of Series D Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Initial Exercisability.  The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock upon execution of the Plan, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Plan (as described below).

Flip-In Event.  In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.

Redemption.  At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange.  At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series D Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series D Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.

Expiration.  The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) August 11, 2019, or (b) August 11, 2017 if stockholder approval of the Plan has not been received by or on such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no tax benefits.

Anti-Dilution Provisions.  The Board may adjust the Purchase Price, the number of shares of Series D Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series D Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments.  For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Plan in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Plan which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Plan again becoming amendable other than in accordance with this sentence.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Co., New York, New York.

THE SELLING STOCKHOLDER

This prospectus relates to the resale by the Selling Stockholder named below, from time to time, of up to 7,093,750 shares of our Common Stock issuable to the Selling Stockholder, as described below under the heading “Acquisition of Home Solutions.” KRG Capital Partners LLC, the controlling shareholder of the Home Solutions, may be deemed to have voting and dispositive power over the shares offered hereby.

We do not know when or in what amounts the Selling Stockholder may sell or otherwise dispose of the shares covered hereby. The Selling Stockholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. For purposes of the table below, we have assumed that the Selling Stockholder will have sold all of the shares covered by this prospectus upon completion of the applicable offering.

The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that it may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 120,982,543 shares of Common Stock issued and outstanding as of March 3, 2017. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the Selling Stockholder the right to acquire Common Stock within 60 days of March 3, 2017. Information in the table below is based on information provided by or on behalf of the Selling Stockholder. Since the date on which it provided us with the information below, the Selling Stockholder may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Owned Before Offering(1)(2)	Common Stock Owned Prior to the Sale of Shares Registered Hereby(1)(2)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After the Sale of Shares Registered Hereby(3)
	Number	Percent	Number	Number	Percent
Home Infusion Solutions, LLC	10,843,750	9.0%	7,093,750	3,750,000	3.1%

(1)	As part of the transaction consideration for the acquisition of Home Solutions, the Selling Stockholder received contingent equity securities of the Company, in the form of restricted stock units (“RSUs”), issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Depending on the achievement of certain earn-out conditions, as described below under the heading “Acquisition of Home Solutions,” the Selling Stockholder may become entitled to be issued shares of Common Stock underlying the Tranche A and Tranche B RSUs. The number of shares of Common Stock underlying the Tranche A and Tranche B RSUs in is 3,093,750 and 4,000,000, respectively.
(2)	Reflects (i) 3,750,000 shares of Common Stock owned by the Selling Stockholder as of March 3, 2017 and (ii) a total of 7,093,750 shares of Common Stock underlying the Tranche A and Tranche B RSUs, which assumes that the vesting conditions of the Tranche A and Tranche B RSUs shall have occurred and that all shares of Common Stock underlying such RSUs shall have been issued to the Selling Stockholder prior to any offering of the shares registered for resale hereby.
(3)	For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the Selling Stockholder.

Each time the Selling Stockholder sells any shares of Common Stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the Selling Stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the Selling Stockholder offers or sells shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

Acquisition of Home Solutions

On June 11, 2016, we entered into Asset Purchase Agreement dated as of June 11, 2016 (the “Initial Asset Purchase Agreement”), by and among Home Solutions, the Selling Stockholder, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. The Initial Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of Home Solutions and its subsidiaries and the assumption of certain liabilities of Home Solutions and its subsidiaries (the “Transaction”).

The Initial Asset Purchase Agreement was amended on June 16, 2016, September 2, 2016 and September 9, 2016. The Transaction was consummated on September 9, 2016. Pursuant to the Asset Purchase Agreement, BioScrip acquired substantially all of the assets and assumed certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration (as defined below). Home Solutions received consideration (the “Transaction Consideration”) consisting of (i) $67.5 million payable in cash, subject to certain adjustments, (ii) 3.75 million shares of the Company’s Common Stock and (iii) contingent equity securities of the Company, in the form of RSUs, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. The $67.5 million cash consideration and the 3.75 million shares of the Company’s Common Stock were paid at closing, subject to customary closing adjustments.

The Company will issue the shares of Common Stock issuable to the Selling Stockholder pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of the Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019 or (b) a change of control that occurs on or prior to December 31, 2017 or a change of control thereafter but on or prior to December 31, 2019 pursuant to which the consideration payable per share equals or exceeds $4.00 per share. The Company will issue the shares of Common Stock issuable to the Selling Stockholder pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of the Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019 or (b) a change of control that occurs on or prior to December 31, 2017 or a change of control thereafter but on or prior to December 31, 2019 pursuant to which the consideration payable per share equals or exceeds $5.00 per share.

The shares of Common Stock that were issued at the closing of the Transaction and the shares of Common Stock potentially issuable to the Selling Stockholder in connection with the RSUs were not registered under the Securities Act. Pursuant to the Asset Purchase Agreement, we are required to (i) file one registration statement on Form S-3 within 30 days following the closing of the Transaction to register the resale of the Common Stock issued to the Selling Stockholder at closing, and (ii) a second registration statement on Form S-3 to register the resale of the Common Stock underlying the Tranche A and Tranche B RSUs within 30 days following stockholder approval of an amendment of the Company’s certificate of incorporation to increase the authorized capital stock of the Company in an amount at least sufficient to allow the Company to have available the shares underlying the Tranche A and Tranche B RSUs. On October 7, 2016, we filed a Form S-3 registering the resale of 3,750,000 shares of Common Stock which represents the number of shares of Common Stock issued to the Selling Stockholder at the closing of the Transaction. On November 30, 2016, stockholders of the Company approved an amendment of the Company’s certificate of incorporation to increase the authorized capital stock of the Company from 125 million to 250 million shares of Common Stock, which is sufficient to allow the Company to have available the shares underlying the Tranche A and Tranche B RSUs. We are registering for resale hereby the 7,093,750 shares of Common Stock which represents the number of shares of Common Stock underlying the Tranche A and Tranche B RSUs.

We have agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the date on which all the shares offered in this prospectus have been sold. We also have agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until all of the shares of Common Stock covered by the registration statement have been sold.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, the terms of which are incorporated herein by reference.

This prospectus also covers any additional shares of Common Stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

PLAN OF DISTRIBUTION

The Selling Stockholder may sell the Common Stock being offered hereby from time to time in one or more of the following ways:

•	through agents;
•	to or through underwriters;
•	to or through brokers or dealers;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;
•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

The Selling Stockholder may also sell the Common Stock being offered hereby in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

We will set forth in a prospectus supplement the terms of the offering of the Common Stock, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of the Common Stock being offered and the proceeds to be received from the sale;
•	any over-allotment options under which underwriters may purchase additional shares of the Common Stock;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

The Selling Stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our Common Stock for which they have been appointed an agent on a continuing basis.

If the Selling Stockholder uses underwriters for a sale of the Common Stock, the underwriters will acquire the Common Stock for their own account. The underwriters may resell the Common Stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer the Common Stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our Common Stock will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. The Selling Stockholder may use underwriters with whom the Selling Stockholder has a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of the Common Stock in respect of which this prospectus is delivered, the Selling Stockholder will sell such Common Stock to the dealer as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell Common Stock as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Common Stock so offered and sold.

Underwriters, dealers and agents that participate in the distribution of our Common Stock may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the Common Stock may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

The Selling Stockholder may also sell Common Stock directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. The Selling Stockholder may also sell the Common Stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the Common Stock.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Dechert LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule of BioScrip, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of the Common Stock registered under this registration statement:

SEC registration fee		$1,627.89
Legal fees and expenses			*
Accounting fees and expenses			*
Printing fees			*
Trustee’s fees and expenses			*
Miscellaneous		*
Total	$	*

*	The estimated expenses are presently indeterminable and will be set forth in the applicable prospectus supplement with respect to any offering of the Common Stock registered hereunder.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“BioScrip”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our amended and restated bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

Article Eighth of our amended and restated certificate of incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our amended and restated bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

to include any prospectus required by Section 10(a)(3) of the Securities Act;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the Common Stock offered (if the total dollar value of the Common Stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Common Stock offered therein, and the offering of such Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the Common Stock being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act, to any purchaser:

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Common Stock in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Common Stock in the registration statement to which the prospectus relates, and the offering of such Common Stock at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the Common Stock, the undersigned registrant undertakes that in a primary offering of Common Stock of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the Common Stock to the purchaser, if the Common Stock are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell the Common Stock to such purchaser:

any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its Common Stock provided by or on behalf of the undersigned registrant; and

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Common Stock offered therein, and the offering of the Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 10th day of March, 2017.

BIOSCRIP, INC.

By:	/s/ Kathryn M. Stalmack Name: Kathryn M. Stalmack Title: Senior Vice President, Secretary and General Counsel

Each of the undersigned whose signature appears below hereby constitutes and appoints Daniel Greenleaf and Kathryn M. Stalmack and each of them acting alone, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2017.

Signature	Title(s)
/s/ Daniel Greenleaf Daniel Greenleaf	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Jeffrey M. Kreger Jeffrey M. Kreger	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ C. Britt Jeffcoat C. Britt Jeffcoat	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ R. Carter Pate R. Carter Pate	Chairman of the Board and Director
/s/ Michael G. Bronfein Michael G. Bronfein	Director
/s/ David W. Golding David W. Golding	Director
/s/ Michael Goldstein Michael Goldstein	Director
/s/ Steven Neumann Steven Neumann	Director
/s/ Tricia Huong Thi Nguyen Tricia Huong Thi Nguyen	Director
/s/ Christopher Shackelton Christopher Shackelton	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement*
3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005, SEC File Number 000-28740
3.2	Amendment to Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010, SEC File Number 000-28740
3.3	Certificate of Designations for Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 10, 2015, SEC File Number 000-28740
3.4	Certificate of Designations for Series C Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 14, 2016, SEC File Number 000-28740
3.5	Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on August 12, 2016, SEC File No. 000-28740
3.6	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011, SEC File Number 000-28740
4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006, SEC File Number 000-28740
4.2	Tax Asset Protection Plan dated as of August 11, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on August 12, 2016, SEC File No. 000-28740
4.3	Amendment, dated September 9, 2016, to the Asset Purchase Agreement, dated June 11, 2016, as amended on June 16, 2016, and as further amended on September 2, 2016 (the “Asset Purchase Agreement”), by and among BioScrip, Inc., HomeChoice Partners, Inc., HS Infusion Holdings, Inc., and each of the subsidiaries of HS Infusion Holdings, Inc. set forth on the signature pages to the Asset Purchase Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on September 12, 2016, SEC File Number 001-11993
5.1	Opinion of Dechert LLP regarding validity
23.1	Consent of KPMG LLP
23.2	Consent of Dechert LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of the Registration Statement)

*	To be filed, if necessary, either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.